SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

         Date of Report (Date of earliest event reported): June 23, 2005

                                    AVP, Inc.
                                    ---------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

        005-79737                                          98-0142664
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(Commission File Number)                       (IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, CA                           90045
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  (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:               (310) 426-8000
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Item 8.01. Other Events.

      Pursuant to a provision of the Agreement and Plan of Merger, among AVP, Inc., Othnet Merger Sub, Inc. and Association of Volleyball Professionals, Inc., dated June 29, 2004 (as amended), on June 23, 2005, AVP's executive officers and directors were granted four year common stock purchase warrants respectively exercisable for the indicated numbers of shares, at a price of $0.22 per share (equal to 110% of the market price of a share on the date of grant): Mr. Armato (15,021,565); Mr. Binkow (3,468,680); Mr. Guarascio (393,801); Mr. Painter
(6,540,240 inclusive of warrants granted Mr. Painter under a consulting agreement); Mr. Reif (1,934,244); Mr. Torii (250,000); Mr. Wattenberg (3,345,570).

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AVP, INC.


                                        By: /s/ Andrew Reif
                                            ------------------------------------
                                            Name: Andrew Reif
                                            Title: Chief Operating Officer

Dated: June 27, 2005